UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2008

ADVENTRX Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6725 Mesa Ridge Road, Suite 100, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-552-0866

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2008, the employment relationship between Gregory P. Hanson and ADVENTRX Pharmaceuticals, Inc. (the "Company") ended. Mr. Hanson previously served as the Company’s Chief Financial Officer, Treasurer and Senior Vice President.

The Company’s Board of Directors (the "Board") appointed Mark N.K. Bagnall to serve as Chief Financial Officer, Treasurer and Executive Vice President of the Company, effective as of April 3, 2008. Mr. Bagnall has served as a member of the Board since February 2004. Mr. Bagnall has over 20 years of experience in the biotechnology industry. From June 2000 to June 2007, he served as senior vice president and chief finance and operations officer of Metabolex, Inc., a biotechnology company dedicated to the discovery and development of novel therapeutics for diabetes and related metabolic disorders. In the 12 years prior to joining Metabolex, Mr. Bagnall held the top financial position at four life science companies: Metrika, Inc., a privately held diagnostics company, and three public biotechnology companies, Progenitor, Inc., Somatix Therapy Corporation, and Hana Biologics, Inc. Mr. Bagnall is a director of two publicly held biotechnology companies, VIA Pharmaceuticals, Inc., a biotechnology company focused on the development of compounds for the treatment of cardiovascular disease, and Forticell Bioscience, Inc. (formerly Ortec International, Inc.), a biotechnology company focusing on advanced regenerative medicine and stem cell therapy. Mr. Bagnall received his B.S. in Business Administration from the University of California at Berkeley, Haas School of Business, and is a Certified Public Accountant.

Mr. Bagnall will continue to serve as a member of the Board, but in connection with and effective upon his appointment to the position of Chief Financial Officer, Treasurer and Executive Vice President he resigned from his positions on the Company’s audit committee, compensation committee and nominating and governance committee of the Board, as well as his position as chair of the audit committee. The Board appointed Jack Lief, a current a member of the Board, as chair of the Audit Committee, effective as of April 3, 2008. The Board has determined that Mr. Lief is an independent director and also that he is "financially sophisticated," as such term is defined under the rules of the American Stock Exchange, and an "audit committee financial expert," as such term is defined under rules promulgated by the Securities and Exchange Commission.

On April 3, 2008, the Company entered into an offer letter agreement with Mr. Bagnall (the "Offer Letter"). Pursuant to the terms of the Offer Letter, Mr. Bagnall’s base salary is $350,000 per year and he is entitled to participate in the Company’s health and welfare benefits, 401(k) plan and other benefits on the same terms as the Company’s other executive officers. In addition, Mr. Bagnall is eligible to participate in the Company’s 2008 Incentive Plan on the same basis as the Company’s other executive officers. In the event of Mr. Bagnall’s involuntary termination (as defined below), the Company will (a) continue to pay Mr. Bagnall’s base salary in effect immediately prior to the effective date of such involuntary termination for the number of months equal to the number of full 30-day periods he was a full-time employee of the Company, provided that in no event will such number of months exceed 12 (the "Severance Period"), (b) pay Mr. Bagnall all costs that the Company would otherwise have incurred to maintain his health and similar benefits during the Severance Period, and (c) pay Mr. Bagnall the amount of the matching 401(k) contribution that would have been contributed by the Company based on the amount contributed by Mr. Bagnall in the pay-period immediately prior to the effective date of the involuntary termination; provided, however, that prior to receipt of any payment to Mr. Bagnall in connection with an involuntary termination, he must execute a general release of claims and submit his resignation as a member of the Board. If Mr. Bagnall fails to execute and deliver the release of claims or subsequently revokes the release, he will not be entitled to any severance payment. If Mr. Bagnall fails to submit his resignation from the Board, he will not receive any severance payment until after the Company’s next annual meeting of stockholders for which he is not nominated for election to the Board in the proxy materials related to such meeting.

On March 31, 2008, the compensation committee of the Board approved a stock option to Mr. Bagnall under the Company’s 2005 Equity Incentive Plan (the "Plan") to purchase up to 500,000 shares of the Company’s common stock, contingent upon the commencement of Mr. Bagnall’s employment with the Company. Accordingly, this option was granted on April 3, 2008 and has an exercise price of $0.52 per share, which was the closing price of the Company’s common stock on April 3, 2008, as reported by the American Stock Exchange. The option will vest and become exercisable with respect to 100,000 of the underlying shares on each of January 1, 2009, January 1, 2010, January 1, 2011, January 1, 2012 and January 1, 2013, subject to Mr. Bagnall’s continuous service (as defined in the Plan). However, in the event of Mr. Bagnall’s involuntarily termination, the option’s vesting schedule will accelerate such that (a) an additional 50,000 shares will vest and become exercisable if the effective date of such involuntary termination occurs between January 1 and June 30 of a given calendar year and (b) an additional 100,000 shares will vest and become exercisable if the effective date of such involuntary termination occurs between July 1 and December 31 of a given calendar year, subject to Mr. Bagnall’s execution and delivery to the Company of a release of claims and his not revoking such release. In the event of Mr. Bagnall’s death, disability or other termination, the option will be exercisable for 90 days following such event, except that in the event of an involuntary termination, the option will be exercisable for 180 days following such termination, subject to Mr. Bagnall’s execution and delivery to the Company of a release of claims and his not revoking such release. In addition, in the event of a change of control (as defined in the Plan) where Mr. Bagnall is employed by the Company or one of its affiliates as of the closing date of the change of control and the option is not assumed or replaced, the option will accelerate in full. In the event of Mr. Bagnall’s involuntary termination before and in connection with a change of control, the option will accelerate in full upon the change of control. Finally, in the event of a change of control where the option is assumed or replaced, (i) 50% of any unvested portion of the option will vest immediately prior to the closing date of the change of control, (ii) the remaining unvested portion of the option will vest ratably by month over the 12-month period beginning on the closing date of the change of control, subject to Mr. Bagnall’s continuous service, and (iii) 100% of any remaining unvested portion of the option will vest upon an involuntary termination of Mr. Bagnall that occurs within 12 months of the change of control. Unless terminated earlier pursuant to its terms, the option will expire on April 2, 2018.

An "involuntary termination" is one that occurs by reason of involuntary dismissal by the Company for any reason other than misconduct (as defined below) or by Mr. Bagnall’s voluntary resignation for "good reason," which means the occurrence of one of the following events or circumstances without his written consent: (i) a change in position that materially reduces the level of his responsibility, (ii) a material reduction in his base salary, or (iii) relocation by more than 50 miles from his then-primary work location; provided that his resignation shall not be for "good reason" unless (x) he provides the Company with written notice within 30 days after he first has knowledge of the occurrence or existence of such event or circumstance, (y) the Company fails to correct the circumstance or event so identified within 30 days after receipt of such written notice, and (z) he resigns within 90 days after the date of delivery of the notice. "Misconduct" means the commission of any act of fraud, embezzlement or dishonesty by Mr. Bagnall, any unauthorized use or disclosure by him of confidential information or trade secrets of the Company (or any parent or subsidiary), or any other intentional misconduct by him adversely affecting the business affairs of the Company (or any parent or subsidiary) in a material manner.

On April 3, 2008, the Company issued a press release announcing the appointment of Mr. Bagnall as Chief Financial Officer and Treasurer and Executive Vice President and that its employment relationship with Mr. Hanson had ended, which press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

April 7, 2008	By:	/s/ Patrick L. Keran

Name: Patrick L. Keran
Title: Vice President, Legal

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated April 3, 2008